Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of Federated Income Trust:

In planning and performing our audits of the
 financial statements of Federated Income Tru st (the "Fund") as of and for the year ended January 31, 2009
, in accordance with the standards of the Pub lic Company
Accounting Oversight Board (United States), we
 considered the Fund's internal control over financial reporting, including controls over safeguardi ng securities, as a basis for designing our au diting procedures for the purpose of expressing our opinion on t he financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expr essing an opinion on the effectiveness of the Fund's internal control over financial reporting. Acc ordingly, we express no such opinion.
The management of the Fund is responsible for esta blishing and maintaining effective internal control over financial reporting. In fulfilling this respo nsibility, estimates and judgments by management are required to assess the expected benefits and rela ted costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and di spositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded a s necessary to permit preparation of financial statements in accordance with generally accepted acco unting principles, and that receipts and expenditures of the company are being made only in ac cordance with authorizations of management and trustees of the company; and (3) provide reasonable as surance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a com pany's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial report ing exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A m aterial weakness is a deficiency, or a combination of deficiencies, in internal control over financial rep orting, such that there is a reasonable possibility that a material misstatement of the company's annual or interi m financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control over f inancial reporting was for the limited purpose described in the first paragraph and would not necessar ily disclose all deficiencies in internal control that might be material weaknesses under standards establishe d by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies
 in the Fund's internal control over financial reporting and its operation, including controls over saf eguarding securities that we consider to be a material weakness as defined above as of January 31, 2009.
This report is intended solely for the information and us e of management and the Board of Trustees of the Fund and the Securities and Exchange Commission and is no t intended to be and should not be used by anyone other than these specified parties.




Boston, Massachusetts
March 18, 2009